UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2025

BOWEN ACQUISITION CORP
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-41741	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Ave, Suite 2446 New York, NY	10170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 998-5540

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BOWNU	The Nasdaq Stock Market LLC
Ordinary Shares, par value$0.0001 per share	BOWN	The Nasdaq Stock Market LLC
Rights, each entitling the holder to one-tenth of one ordinary share upon the completion of the Company’s initial business combination	BOWNR	The Nasdaq Stock Market LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2025, Bowen Acquisition Corp. (the “Company”) received a written notice from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) indicating that the Company is not in compliance with Listing Rule 5450(a)(2) because the Company has failed to maintain a minimum of 400 total shareholders for continued listing.

On July 15, 2025, the Company received a delisting determination letter (the “Delisting Determination Letter”) notifying the Company that its securities are now subject to delisting from the Nasdaq Global Market.

The Delisting Determination Letter stated that the Company was not in compliance with (A) Nasdaq Listing Rules 5450(b)(2)(A), which requires companies listed on the Nasdaq Global Market to have Market Value of Listed Securities of at least $50,000,000 for a period of 30 consecutive trading days, (B) Nasdaq Listing Rules 5450(b)(2)(B), which requires that companies listed on the Nasdaq Global Market maintain a minimum 1,100,000 Publicly Held Shares, (C) Nasdaq Listing Rules 5450(b)(2)(C), which requires that companies listed on the Nasdaq Global Market to have Market Value of Publicly Held Shares to be at least $15,000,000 for a period of 30 consecutive trading days and (4) Nasdaq Listing Rules 5450(a)(2), which requires companies listed on the Nasdaq Global Market to have at least 400 total shareholders. As such, the Staff was applying more stringent criteria as permitted under Listing Rule 5101 to delist the Company’s securities from the Nasdaq Global Market. Additionally, on July 15, 2025, Nasdaq determined to halt trading in the Company’s securities.

The Company appealed the Delisting Determination Letter and a hearing on the matter was held on August 21, 2025. As a result of such hearing, on September 4, 2025, the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request to continue its listing on Nasdaq provided that the Company consummate its previously announced business combination by October 15, 2025.

On October 30, 2025, the Company received a Nasdaq listing qualifications hearing decision letter (the “Hearing Decision Letter”) notifying the Company that the Panel had determined to delist the securities of the Company at the open of trading on November 3, 2025 due to the Company’s failure to complete its business combination by the October 15, 2025 deadline.

The Hearing Decision Letter indicated that the Company could request a review of the Panel’s decision by the Nasdaq Listing and Hearing Review Council (the “Council”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5820(a). Accordingly, the Company timely made the request for the hearing before the Council to review the decision made by the Panel. There can be no assurance that the Council will grant the Company’s request for continued listing or a stay of the suspension of the Company’s securities.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K include “forward-looking statements.” Actual results may differ from expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements generally are identified by the words or phrases such as “aspire,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “will be,” “will continue,” “will likely result,” “could,” “should,” “believe(s),” “predicts,” “potential,” “continue,” “future,” “opportunity,” seek,” “intend,” “strategy,” or the negative version of those words or phrases or similar expressions are intended to identify such forward-looking statements.

The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2025	BOWEN ACQUISITION CORP.

	By:	/s/ Jiangang Luo
Jiangang Luo
Chief Executive Officer